Exhibit 99.1

CONTACT:	Julie Lorigan Vice President, Investor Relations (781) 741-7775 Melissa Jaffin/Jessica Liddell – Investor/Media Relations Berns Communications Group (212) 994-4660/(212) 871-8701

THE TALBOTS, INC. ANNOUNCES NEW $50 MILLION TERM LOAN
CREDIT FACILITY COMMITMENT

Company Reconfirms 2008 EPS Outlook

HINGHAM, Mass., June 11, 2008 – The Talbots, Inc. (NYSE: TLB) today announced that Aeon Co., Ltd., which through its wholly owned subsidiary is the majority shareholder of The Talbots, Inc., has agreed to provide to the Company a $50 million unsecured subordinated working capital term loan credit facility to support its turnaround plan, maturing January 28, 2012.

This proposed new $50 million credit facility would supplement the Company’s currently existing working capital lines of credit of $165 million. This new credit facility would increase the Company’s total working capital borrowing capacity to $215 million.

Talbots President and Chief Executive Officer, Trudy F. Sullivan, said, “Talbots delivered a solid first quarter performance, despite the broader macroeconomic issues facing retailers today. We are also currently experiencing improving sales trends at both our brands and remain on track to achieve our previously announced outlook for earnings per share from ongoing core operations for fiscal 2008. While we believe we had in place sufficient liquidity to fund the turnaround of our business, this new credit facility will provide us with an additional level of assurance and even greater flexibility to weather the current uncertainty in the credit markets. We appreciate Aeon’s demonstration of confidence in our strategic plan and in our ability to successfully execute it.”

On behalf of Aeon, Mr. Tsutomu Kajita, Senior Vice President, International Operations for Aeon Co., Ltd. and a member of the Talbots Board of Directors since 2005 commented, “This commitment of a new credit facility underscores our confidence in Talbots management team and the Company’s turnaround plan previously approved by the Board of Directors, which is already showing positive signs of success.”

Under the proposed new credit facility with Aeon, interest on outstanding principal will be LIBOR plus 500 basis points. The Company will pay a fee of 50 basis points per annum on the undrawn portion of the commitment. Proceeds of the borrowings under the new credit facility will be used for general working capital and other appropriate corporate purposes in connection with the Company’s turnaround plan.

The proposed new working capital facility with Aeon is subject to various conditions including completion of satisfactory confirmatory due diligence by Aeon, the preparation and execution of definitive loan documentation mutually satisfactory to Aeon and Talbots and generally consistent with the summary of terms agreed upon between the companies, and mutual agreement on all other terms, conditions, covenants and provisions of the definitive loan documentation.

The principal terms of Aeon’s proposed financing were reviewed and considered along with other proposals from unrelated financial institutions. The Aeon proposal was approved by The Talbots, Inc. independent Audit Committee.

Additional information related to this financing is included in the Company’s Form 8-K, which will be filed today, June 11, 2008.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 869 locations in 47 states, the District of Columbia, and Canada, with 595 locations under the Talbots brand name and 274 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “proposed,” “plan,” “believe,” “anticipate,” “outlook,” “will,” “would,” or similar statements or variations of such terms.

Our forward-looking statements are based on our current expectations and assumption, concerning this proposed financing, which involve substantial risks and uncertainty, including Aeon’s (as lender) satisfactory completion of confirmatory due diligence in connection with this financing, the parties’ ability to mutually approve and execute definitive financing documentation on mutually satisfactory terms including mutual approval of all terms, conditions, conditions to borrowing, financial and other covenants and all other provisions, including terms which may be in addition to and/or different than the terms included in the summary of terms sheet approved by Aeon and the Company and, as a result, completion and consummation of such financing and borrowings by The Talbots, Inc. under such financing cannot be assured.

 All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct.  Actual results may differ materially from our forward-looking statements.  The Company does not undertake or plan to update or revise any such forward-looking statements to reflect changes in plans, assumptions, expectations, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the risk that the subordinated working capital financing will not be consummated, the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; continued ability to purchase merchandise on open account purchase terms at expected levels; ability to replace the Company’s letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time to fund cash needs; the Company’s ability to reduce any cash spending if needed; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.

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